Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of October 6, 2023 (“Escrow Agreement”), is by and between Maxim Group LLC

(“Placement Agent”); Esports Entertainment Group (the “Company”); Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (the “Holder”); CORPORATE ESCROW MANAGEMENT INC, as Escrow Manager hereunder (“Escrow Manager” and, together with Placement Agent and the Company, the “Parties”) and InBank (“Escrow Agent”).

BACKGROUND

A. Company has engaged Placement Agent as its agent in connection with its assistance in sales of shares of common stock of the Company, (the “Securities”) to investors pursuant to the Equity Distribution Agreement, dated September 15, 2023 (the “Sales Agreement”), between the Company and the Placement Agent (the “Offering”), for a period ending on the Final Termination Date, as defined on Exhibit A hereof, which may be extended for up to 90 days upon written notice to Escrow Agent and Holder by the Placement Agent and the Company (the “Term”), for the purpose of complying with the terms of the Settlement Agreement (as defined below). Capitalized terms used herein shall have the meanings ascribed to them in the Settlement Agreement or Certificates of Designations governing the Company’s Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as applicable.

B. Pursuant to the terms of the prospectus supplement, dated September 15, 2023, the Company desires to sell in the Offering up to the Maximum Amount, as defined in Exhibit A hereof.

C. On the date hereof, the Company and the Holder entered into a settlement and waiver agreement (the “Settlement Agreement”) providing that, among other things, the Company shall retain 50% of the net proceeds from the Offering (after deducting the Placement Agent’s commissions pursuant to the Sales Agreement and other customary and reasonable offering expenses) (the “Redemption Proceeds”), which shall be promptly deposited into an escrow account and disbursed to the Holder pursuant to the terms and conditions of the Settlement Agreement and this Escrow Agreement.

D. The Parties desire to establish an escrow account with the Escrow Agent into which the Placement Agent shall deposit the Redemption Proceeds and Escrow Agent is willing to accept such deposits in accordance with the terms hereinafter set forth.

E. The Parties have represented and warranted to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Escrow Agreement.

1

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. In addition to the terms defined above, the following terms shall have the following meanings when used herein:

“Cash Investment” shall mean the purchase price of the Securities being purchased by any Company investor (“Investor”) in the Offering.

“Cash Investment Instrument” shall mean a wire, check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 3 hereof, in full payment of the Redemption Proceeds.

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Escrow Agreement.

“Subscription Accounting” shall mean an accounting of all sales of the Securities received and accepted by the Company as of the date of such accounting, the Placement Agent’s commissions and any other offering expenses pursuant to the Sales Agreement related thereto, and the 50% of the net proceeds from the sales under the Sales Agreement that shall be retained by the Company.

2. Appointment of and Acceptance by Escrow Agent. The Parties hereby appoint Escrow Agent to serve as depositary hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

3. Deposits into Escrow.

(a) The Placement Agent shall deliver, or cause to be delivered, to Escrow Agent, Cash Investment Instruments made payable to the order of “InBank as Escrow Agent for EEG” or via fed wire transfer to InBank. The checks or wire transfers shall be deposited into a non-interest bearing account at Escrow Agent entitled “EEG Escrow Account” (the “Escrow Account”). ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE COMPANY AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS’ CLAIMS AGAINST COMPANY UNTIL RELEASED OR ELIGIBLE TO BE RELEASED TO HOLDER IN ACCORDANCE WITH SECTION 4(a) HEREOF.

(b) The Parties understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify the Placement Agent and Company of such dishonor and to return such Cash Investment Instrument to the Placement Agent. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible or otherwise returned unpaid after payment or disbursement of the funds represented thereby has been made by Escrow Agent, the Parties shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof for the uncollected amount as well as any costs and expenses incurred by Escrow Agent in connection with such uncollectibility or return.

2

Placement Agent shall provide Escrow Manager and the Company with the Subscription Accounting, together with all modifications or updates therein.

(c) Escrow Manager shall confirm to Placement Agent, Company and Holder via facsimile or email transmission at the close of each business day prior to the Final Termination Date, the amount of any Cash Investment Instrument received from the Placement Agent deposited with Escrow Agent on such day and the aggregate amount deposited to date.

(d) If any funds are to be released pursuant to Section 4 or any other provision of this Escrow Agreement, Escrow Agent may rely on information furnished or purportedly furnished to it by any party to this Escrow Agreement.

4. Disbursements of Escrow Funds.

(a) Release of Redemption Proceeds to Holder. Upon the written instruction of the Company or the Holder to the Escrow Agent, with a copy provided concurrently to the Holder or Company, as applicable, the Redemption Proceeds in full shall be released to the Holder by wire transfer of immediately available funds at such time as:

(i)(a) the Redemption Proceeds deposited into the Escrow Account equal or exceed $250,000 (the “Escrow Amount Condition”) and (b) the Company has publicly disclosed the number of shares of common stock sold through the Placement Agent under the Sales Agreement, the aggregate net proceeds from such sales, the Redemption Proceeds from such aggregate net proceeds allocated to the Holder pursuant to the Settlement Agreement, and the compensation paid by the Company to the Placement Agent with respect to the such sales, by any method compliant with Regulation FD (including by a Current Report on Form 8-K or a press release publicly disseminated via a national newswire) (the “ATM Disclosure”) with a copy to the Escrow Agent, which ATM Disclosure shall be publicly disclosed by the Company within five (5) Business Days from the date hereof and within each subsequent five (5) Business Day anniversary of the date hereof, provided, however, that the Company has consummated one or more sales under the Sales Agreement within such applicable five (5) Business Day period (the “Disclosure Condition”, and together with the Escrow Amount Condition, the “Redemption Proceeds Release Conditions”);

(ii) any time a Triggering Event (as defined in the Settlement Agreement) or a material breach of the Settlement Agreement shall occur or be continuing; or

(iii) in the event that the Sales Agreement expires or is terminated pursuant to its terms (provided any required ATM Disclosure shall be promptly made by the Company, if not already done so).

3

The written instruction from the Company or Holder will confirm to the Escrow Agent which of the condition(s) in (i), (ii), or (iii) above has been met, as applicable.

The Company shall be responsible for any unpaid fees and expenses pursuant to the provisions of Section 10. Funds shall be dispersed no later than two (2) business days following:

(1) Escrow Agent’s receipt of the written instruction of the Company or Holder directing the disbursement of the Redemption Proceeds and certifying that either (i) the Redemption Proceeds Release Conditions have been met, (ii) a Triggering Event or material breach of the Settlement Agreement is occurring or continuing, or (iii) the Sales Agreement has expired or terminated.

Escrow Agent may rely conclusively and without liability upon the foregoing written instruction and certification of the Company or Holder, and Escrow Agent may disburse Redemption Proceeds to the Holder without further inquiry or authorization from another party. Any objection to such disbursement or any purported claim to the Escrow Account or any sums on deposit therein made by any person, shall not be recognized by Escrow Agent except and to the extent (i) either a restraining order, injunction or other appropriate process has been served on Escrow Agent, or (ii) a bond or other indemnity has been provided to Escrow Agent with such bond or indemnity satisfactory to Escrow Agent to provide for protection from any and all liability (including liabilities for penalties), loss, damage, costs, and expenses should the Escrow Agent act to give effect to such objection or claim, including the decision not to honor the check or other order of the person to whose credit the deposit or other account stands on the books of the Escrow Agent.

(b) Release of Redemption Proceeds to Company. If at any time the Escrow Amount Condition is not met, no later than two (2) business days after receipt by Escrow Agent of a written notice from the Holder providing that the Redemption Proceeds may be returned to the Company, the Escrow Agent shall release such funds by wire transfer of immediately available funds to the Company. Escrow Agent may rely on any such instructions that Escrow Agent believes have been given to it by the Holder without any liability.

(c) Closed Account Status. Upon disbursement of the funds set forth in this section, the Escrow Agent shall provide a letter of reconciliation of the trial balance supporting the zero balance in the escrow account.

5. Suspension of Performance or Disbursement into Court. If, at any time, (i) there shall exist any dispute between Placement Agent, the Company, the Escrow Agent, the Escrow Manager, the Holder or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) Escrow Agent is unable to determine, to its sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Parties have not within 10 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and

4

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Placement Agent, Company, Escrow Manager, the Holder or any other person with respect to any such suspension of performance or disbursement into court, including without limitation any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Investment of Funds. Escrow Funds will remain uninvested, in a non-interest bearing demand deposit account.

7. Resignation or removal of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving 10 days’ prior written notice to the Placement Agent, the Company and Holder specifying a date when such resignation shall take effect. Similarly, Escrow Agent may be removed at any time by the Parties’ giving at least 30 days’ prior written notice to Escrow Agent, as applicable, specifying the date when such removal shall take effect. Upon any such notice of resignation or removal, the Placement Agent, the Company and Holder jointly shall appoint a successor Escrow Agent, as applicable, hereunder prior to the effective date of such resignation or removal. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to its successor, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by the Company or deduction from Escrow Funds (to the extent of Company’s rights therein) of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

5

8. Liability of Escrow Agent and Placement Agent

(a) Escrow Agent undertakes to perform only such duties as are expressly undertaken by it hereunder and no duties shall be implied. Escrow Agent has NO discretionary or fiduciary duties of any kind. Escrow Agent shall have no liability under or duty to inquire as to the provisions of any agreement or document or facts other than as set forth in this Escrow Agreement. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any other Party hereto. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds held by it in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent is not assuming any joint obligations under this Escrow Agreement with any of the Parties and this Escrow Agreement is not intended to create any partnership, joint venture or similar relationship. Escrow Agent may rely upon any notice, instruction, email, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in its sole judgment may expose it to potential expense or liability. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any agreement between or among the Parties, or with any Investor. Escrow Agent shall not be responsible or liable in any manner for the performance by any of the Parties or any Investor of their respective obligations under any agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Company, Placement Agent, Escrow Agent or any third party (including any Investor) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Escrow Agent may rely without investigation on any instructions it receives from any person that is or purports to represent any of the Parties.

(b) Placement Agent undertakes to perform only such duties as are expressly undertaken by it hereunder and no duties shall be implied. Placement Agent has NO discretionary or fiduciary duties of any kind. Placement Agent shall have no liability under or duty to inquire as to the provisions of any agreement or document or facts other than as set forth in this Escrow Agreement. Placement Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Placement Agent’s gross negligence or willful misconduct was the primary cause of any loss to any other Party hereto. Placement Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Placement Agent is not assuming any joint obligations under this Placement Agreement with any of the Parties and this Escrow Agreement is not intended to create any partnership, joint venture or similar relationship. Placement Agent may rely upon any notice, instruction, email, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Placement Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Placement Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Placement Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Placement Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in its sole judgment may expose it to potential expense or liability. Without limiting the generality of the foregoing, Placement Agent shall not be responsible for or required to enforce any agreement between or among the Parties, or with any Investor. Placement Agent shall not be responsible or liable in any manner for the performance by any of the Parties or any Investor of their respective obligations under any agreement nor shall Placement Agent be responsible or liable in any manner for the failure of Company, Placement Agent, Escrow Agent or any third party (including any Investor) to honor any of the provisions of this Escrow Agreement. Placement Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Placement Agent may rely without investigation on any instructions it receives from any person that is or purports to represent any of the Parties.

6

(c) Escrow Agent is authorized, in its sole discretion, to comply with orders issued or processes entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it, or which it reasonably believes, is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9. Indemnification of Escrow Agent and Placement Agent.

(a)	From and at all times after the date of this Escrow Agreement, the Parties shall, to the fullest extent permitted by law, jointly and severally indemnify, hold harmless and, upon request, defend the Escrow Agent and each of their directors, officers, employees, attorneys, agents and affiliates (collectively, the “EA Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the EA Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any of the Parties, an Investor or any other person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such EA Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no EA Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such EA Indemnified Party. The Parties further agree to indemnify each EA Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such EA Indemnified Party in connection with the enforcement of the Parties’ obligations hereunder. Each EA Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Parties.

7

(b)	From and at all times after the date of this Escrow Agreement, the Company shall, to the fullest extent permitted by law hold harmless and, upon request, defend the Placement Agent and each of their directors, officers, employees, attorneys, agents and affiliates (collectively, the “PA Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the PA Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any of the Parties, an Investor or any other person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such PA Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no PA Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such PA Indemnified Party. The Company further agree to indemnify each PA Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such PA Indemnified Party in connection with the enforcement of the Parties’ obligations hereunder. Each PA Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Company.

10. Compensation to Escrow Agent.

(a) Fees and Expenses. The Company agrees to compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including without limitation attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges) and copying charges. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by the Company upon demand by Escrow Agent.

(b) Security and Offset. Escrow Agent and each EA Indemnified Party is hereby granted a security interest in, lien upon and right of offset against and withdrawal from the Escrow Funds (to the extent payable to the Company hereunder) with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, the Company, the Holder, the Escrow Agent and the Placement Agent, as applicable, shall promptly pay such amounts to the applicable EA Indemnified Party upon receipt of an itemized invoice.

8

11. Representations and Warranties.

(a) Each of the Placement Agent, the Escrow Manager, the Company and the Holder respectively makes the following representations and warranties:

(1)	It has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

(2)	It hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Offering or has approved, endorsed or passed upon the merits of the investment therein and that the name of Escrow Agent has or shall be used in any manner in connection with the offer or sale of the Securities other than to state that the Escrow Agent has agreed to serve as depositary, for the limited purposes set forth herein; and

(3)	Each of the applicable persons designated on Exhibit B attached hereto has been duly appointed to act as its authorized representatives hereunder and individually has full power and authority on its behalf to execute and deliver any instruction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as its authorized representative under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other person.

(b) Each of the Placement Agent, the Escrow Manager, the Company and the Holder acknowledge and agree that no change in designation of its authorized representatives shall be effective until written notice of such change is delivered to each other party to this Escrow Agreement pursuant to Section 14 and Escrow Agent has had reasonable time to act upon it.

(c) The Company and Holder each further represents and warrants to Escrow Agent that no party other than the Company and the Holder have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof and that no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof. Placement Agent and Escrow Agent warrant that neither shall have nor assert any lien, claim of security interest in the Escrow Funds or any part thereof.

(d) Placement Agent further represents and warrants to Escrow Agent that the deposit with Escrow Agent by Placement Agent of Cash Investment Instruments pursuant to Section 3 shall be deemed a representation and warranty by Placement Agent that such Cash Investment Instrument represents a bona fide sale pursuant to the Sales Agreement of the the Securities, subject to and in accordance with the terms of the Sales Agreement and Offering.

9

12. Identifying Information. The Company, the Holder, Escrow Agent and Placement Agent acknowledge that a portion of the identifying information set forth on Exhibit A is being requested by the Escrow Agent in connection with the USA PATRIOT Act, Pub.L.107-56 (the “Act”), and Company, Holder and Placement Agent agree to provide any additional information requested by the Escrow Agent in connection with the Act or any other law, rule or regulation to which Escrow Agent is subject, in a timely manner. The Company, Holder, the Escrow Manager and the Placement Agent each represents that its respective identifying information set forth on Exhibit A, including without limitation, its taxpayer identification number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

13. Consent to Jurisdiction and Venue. Subject to Section 5(b), in the event that any Party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that state or federal courts located in the City and County of Denver, Colorado, shall have the sole and exclusive jurisdiction over any such proceeding. Any of courts in this jurisdiction shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14. Notice. All notices, approvals, consents, requests or other communications under this Escrow Agreement will be in writing and will be deemed properly given and received when deemed delivered in accordance with the following. Notice may be given by (a) being delivered to an overnight courier (in which case notice will be deemed given one business day after delivery to the courier); (b) by facsimile (in which case the notice will be deemed given when the sending machine confirms successful transmission); (c) by registered or certified mail, first class postage prepaid (in which case notice will be deemed given three business days after being mailed) or (d) by email (in which case notice will be deemed given when the email is transmitted, so long as the sender does not receive any bounce-back or rejection message, and any email shall be deemed signed by the person sending it or a facsimile of whose signature is attached to or contained in the email). To be valid, a notice must be sent to the address, fax number or email address in Exhibit A, or to such other address, e-mail address, or fax number as the receiving party will have specified by written notice in accordance with this Section 14.

15. Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit B hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Exhibit B, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Company’s or Placement Agent’s executive officers (“Executive Officers”), or representatives of the Holder, as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, or Director, as the Escrow Agent may select. Such Executive Officer and director shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Company, Holder and Placement Agent agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section 15. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Company, Holder or Placement Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Company, Holder and Placement Agent acknowledge that these optional security procedures are commercially reasonable.

10

16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Placement Agent, the Company, Escrow Agent, Escrow Manager, and the Holder. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Colorado without giving effect to the conflict of laws principles thereof.

19. Entire Agreement. This Escrow Agreement constitutes the entire agreement between Escrow Agent and the Parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any person not a signatory party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Placement Agent, Company, Escrow Agent, Escrow Manager and the Holder.

21. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

22. Termination. Upon the earlier of (1) the Final Termination Date, (2) deposit of all amounts in the Escrow Funds into court pursuant to the applicable provisions hereof, or (3) Escrow Agent’s receipt of a written certification from each of the Company and Holder that the rights and obligations under Section 7(b) of the Company’s Certificates of Designations for the Series C Preferred Stock and Series D Preferred Stock regarding a Subsequent Placement Optional Redemption of Preferred Shares are no longer in force and effect, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

23. Survival. The provisions of Sections 8, 9, 10, 13, 14 and 18 and this Section 23 shall survive any termination or expiration of this Agreement.

24. Dealings. Escrow Agent and any shareholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of any of the Parties and become pecuniarily interested in any transaction in which any of the Parties may be interested, and contract and lend money to any of the Parties and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any of the Parties or any other entity.

BALANCE OF PAGE LEFT INTENTIONALLY BLANK
SIGNATURE ON FOLLOWING PAGE

11

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

Esports Entertainment Group, Inc.

By:	/s/ Michael Villani
Name/Title:	Michael Villani, Chief Financial Officer

INBANK, as Escrow Agent

By:	/s/ Steve Sahli
Name/Title:	Steve Sahli, Director of Treasury

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

By:	/s/ Waqas Khatri
Name/Title:	Waqas Khatri, Director

Maxim Group, as Placement Agent

By:	/s/ Joseph Daneshgar
Name/Title:	Joseph Daneshgar, Senior Vice President/Investment Banking

CORPORATE ESCROW MANAGEMENT INC, as Escrow Manager

By:	/s/ Carylyn K. Bell
Name/Title:	Carylyn K. Bell, President &CEO

12

EXHIBIT A

1.	Definitions.

“Final Termination Date” means April 6, 2023, unless extended with notice by the Company and the Placement Agent, which can automatically be extended for another 90 days, with a copy provided to the Holder.

“Maximum Amount” means $7,186,257 of the Company’s common stock.

2.	Escrow Account Name: “EEG Escrow Account”

3.	Escrow Agent and Escrow Manager Fees and Charges

●	Escrow Agent (bank) fee of $1,500.00 if standard escrow account or $3,000 if fully FDIC insured escrow account due at time of signing of the Escrow Agreement.

**If account is setup but never funds, $500 will be due to Escrow Agent and $500 will be due to Escrow Manager

●	If Escrow continues for more than one year, the Escrow Agent shall receive a fee of $500.00 per extension, payable in advance.

●	Escrow Manager Fee $3,500.00; $1,000.00 due at signing of the Escrow Agreement, plus $2,500.00 due at time of first closing.

4.	Taxpayer Identification Numbers.

Placement Agent: [ ]

Company: [ ]

Holder: [ ]

13

5.	Notice.

Escrow Agent:

Inbank

Address: 6380 S. Fiddlers Green Cir, Suite 108A, Greenwood Village, CO 80111

Telephone: [   ]

E-mail: [   ]

Escrow Manager: CORPORATE ESCROW MANAGEMENT INC

Address: 2750 E CEDAR AVE, DENVER CO 80209

Telephone: [   ]

E-mail: [   ]

Company:

Esports Entertainment Group, Inc.

Attention: [   ]

Telephone: [   ]

E-mail: [   ]

Placement Agent:

Maxim Group LLC

Attention: [   ]

Address: 300 Park Avenue, 16th Floor

New York, New York 10022

Telephone:

E-mail: [   ]

Holder:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

Attention: [   ]

Address: c/o Ayrton Capital LLC

55 Port Road West, 2nd Floor

Westport, CT 06880

Telephone:

E-mail: [   ]

6.	Termination and Disbursement. In the event there is any termination of the Sales Agreement or a Triggering Event pursuant to Sections 4 of the Escrow Agreement or a material breach of the Settlement Agreement, the Escrow Agent shall, in accordance with the Escrow Agreement pay as soon as practicable to the Holder, by certified or bank check and by first-class mail, Redemption Proceeds in the Escrow Account.

14

EXHIBIT B

Each of the following person(s) is a Company Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Company’s behalf (only one signature required):

Name	Specimen signature

Name	Specimen signature

Name	Specimen signature

Each of the following person(s) is a Placement Agent Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Placement Agent’s behalf (only one signature required):

Name	Specimen signature

Name	Specimen signature

Name	Specimen signature

Each of the following person(s) is a Holder Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Company’s behalf (only one signature required):

Waqas Khatri	Specimen signature

15